UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 1100,
Costa Mesa, California	92626-7100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2025 (the “Closing Date”) Ducommun Incorporated, a Delaware corporation (“Ducommun”) and certain of its subsidiaries entered into a First Amendment to Credit Agreement, Security Agreement and Pledge Agreement with Bank of America, N.A., as administrative agent, swingline lender and an L/C issuer, and the lender parties thereto (the “Amendment”). The Amendment, among other things, made certain amendments to that certain Credit Agreement, dated as of July 14, 2022 (the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”) among Ducommun, certain subsidiaries of Ducommun party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swingline lender and an L/C issuer.

The Amended Credit Agreement provides for (i) a five-year $200 million senior secured term loan facility (the “Term Loan Facility”), all of which was drawn on the Closing Date and (ii) a five-year $450 million senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Facilities”), of which $120 million was drawn on the Closing Date. The Revolving Credit Facility includes a $30 million sublimit for the issuance of standby and commercial letters of credit and a $15 million swingline subfacility.

Ducommun used the proceeds of the borrowings made on the Closing Date under the Revolving Credit Facility to prepay a portion of the outstanding term loan and accrued and unpaid interest thereon under the Existing Credit Agreement and to pay all related fees and expenses. Additionally, Ducommun intends to use the proceeds to fund working capital and for other general corporate expenses.

Ducommun has the option to request the addition of one or more incremental term loan facilities or the increase of commitments under the Revolving Credit Facility by (i) up to the greater of (a) $125 million and (b) 100% of consolidated EBITDA for the most recently completed four fiscal quarters plus (ii) such amounts as would not cause the consolidated first lien net adjusted leverage ratio, determined on a pro forma basis after giving effect to any such additions and increases, to exceed 4.00:1.00, which additions and increases are subject to the satisfaction of certain conditions set forth in the Amended Credit Agreement.

The initial variable interest rate on amounts outstanding under the Facilities will be Term SOFR plus 1.50%, subject to adjustments based on Ducommun’s consolidated total net adjusted leverage ratio.

Ducommun’s obligations under the Amended Credit Agreement and any hedging or cash management obligations entered into by Ducommun or any of its current and future material domestic restricted subsidiaries (the “Subsidiary Guarantors” and, together with Ducommun, the “Loan Parties”) with a lender under the Amended Credit Agreement or an affiliate of such lender are guaranteed by Ducommun and each such Subsidiary Guarantor. Ducommun’s and the Subsidiary Guarantors’ obligations under the Amended Credit Agreement are secured by substantially all of their assets, subject to certain customary exceptions.

Ducommun is required to make payments of amounts outstanding under the Amended Credit Agreement (without payment of a premium or penalty) with (i) 100% of the net cash proceeds received from certain non-ordinary course asset sales, dispositions and extraordinary proceeds in excess of agreed upon thresholds, subject to certain reinvestment rights and repatriation issues and (ii) 100% of the net cash proceeds received by Ducommun or any of its restricted subsidiaries from the issuance of any indebtedness (other than indebtedness permitted to be incurred under the Amended Credit Agreement). The loans under the Term Loan Facility will amortize in quarterly installments, equal to 2.50% per annum of the original aggregate principal amount thereof during the first two years, 5.00% per annum of the original aggregate principal amount thereof during the next two years and 7.50% per annum of the original aggregate principal amount thereof during the final year with the remaining balance payable on November 24, 2030. The loans under the Revolving Credit Facility are due on November 24, 2030.

The Amended Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and the restricted subsidiaries of Ducommun, including, without limitation, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, restricted payments and prepayment of junior indebtedness. The Amended Credit Agreement contains financial covenants that require the Loan Parties and restricted subsidiaries of Ducommun to (i) not exceed a maximum consolidated total net adjusted leverage ratio initially set at 4.75:1.00, which, at Ducommun’s option, may increase up to 5.25:1.00 for certain permitted acquisitions and (ii) maintain a consolidated interest coverage ratio of at least 2.00:1.00.

The Amended Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain events under ERISA, material judgments and change of control. If an event of default occurs and is not cured within any applicable grace period or is not waived, the administrative agent and the lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder and termination of commitments under the Facilities.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 8.01	Other Events

In connection with the entry into the Amendment, Ducommun issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Credit Agreement, Security Agreement and Pledge Agreement, dated as of November 24, 2025, by and among Ducommun Incorporated, as Borrower, the subsidiaries of the Borrower party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer, and the lenders party thereto.

99.1	Ducommun Incorporated press release issued on December 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: December 1, 2025	By:	/s/ Suman B. Mookerji
Suman B. Mookerji
Senior Vice President, Chief Financial Officer